                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF
                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(sm)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                                NUMBER OF
                       SELLING HOLDER                           HIGH TIDES
                       --------------                           ----------
1976 Distribution Trust FBO A.R. Lauder/ Zinterhofer........         323
1976 Distribution Trust FBO Jane A. Lauder..................         409
American Motors Insurance Company...........................       7,458
Arapahoe County Colorado....................................       1,435
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P. ...     181,800
British Virgin Islands Social Security Board................       1,088
City University of New York.................................       3,585
Grady Hospital Foundation...................................       3,109
Independence Blue Cross.....................................       2,992
Jeffries & Co. .............................................      55,000
Local Initiatives Union.....................................       1,315
Merrill Lynch Insurance Group...............................       7,277
Nabisco Holdings............................................         824
New Orleans Firefighters Pension/Relief Fund................       3,273
Occidental Petroleum Corporation............................       5,541
Ohio Bureau of Workers Compensation.........................       3,791
Onyx Fund Holdings, LDC.....................................      25,000
RJR Reynolds................................................       2,721
Raytheon Master Pension Trust...............................      11,484
Shell Pension Trust.........................................       7,832
State of Maryland Retirement Agency.........................      75,775
The Grable Foundation.......................................       2,907

     In addition, the Prospectus is further supplemented by changing the entries under the column "Number of HIGH TIDES" with respect to the Selling Holders identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                                NEW NUMBER
                                                                    OF
                       SELLING HOLDER                           HIGH TIDES
                       --------------                           ----------
Bost & Co.(1)...............................................      74,000
Fuelship & Co.(2)...........................................      15,750
Hare & Co.(3)...............................................      49,000
KBC Financial Products USA Inc. ............................         800
Kane & Co.(4)...............................................      34,275
Nap & Co.(5)................................................      38,500
Northman & Co.(6)...........................................      21,000
Westcoast & Co.(7)..........................................     124,250

---------------
(1) As Record Owner for PRIM Board, the Beneficial Owner.

(2) As Record Owner for Zeneca Holdings Trust, the Beneficial Owner.

(3) As Record Owner for Arkansas PERS, the Beneficial Owner.

(4) As Record Owner for Boilermakers Blacksmith Pension Trust, the Beneficial Owner.

(5) As Record Owner for Delaware PERS, the Beneficial Owner.

(6) As Record Owner for ICI American Holdings Trust, the Beneficial Owner.

(7) As Record Owner for State of Oregon/Equity, the Beneficial Owner.
                             ---------------------

                  Prospectus Supplement dated December 6, 2000